      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2001



                                                          REGISTRATION NO. 60160

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          DELAWARE                                                    98-0213257
      (STATE OR OTHER JURISDICTION OF INCORPORATION OR                 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                       ORGANIZATION)

                           8851 TRANS-CANADA HIGHWAY
                        ST. LAURENT, (QC) CANADA H4S 1Z6
                                 (514) 331-3738
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 GARY MOSKOVITZ

                            CHIEF EXECUTIVE OFFICER
                 LUMENON INNOVATIVE LIGHTWAVE TECHNOLOGY, INC.
                           8851 TRANS-CANADA HIGHWAY
                        ST. LAURENT, (QC) CANADA H4S 1Z6
                                 (514) 331-3738
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                             JOHN A. BURGESS, ESQ.
                               HALE AND DORR LLP
                                60 STATE STREET
                                BOSTON, MA 02109
                           TELEPHONE: (617) 526-6000
                            TELECOPY: (617) 526-5000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
                                                        AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED       REGISTERED            PER SHARE(1)             PRICE(1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share...               4,277,353               $1.89(1)              $8,084,198
-----------------------------------------------------------------------------------------------------------------------
Shares of common stock issuable upon exercise of
outstanding warrants and upon conversion of
outstanding convertible notes(2)...                     7,023,144(3)             $1.89(2)             $13,273,742
-----------------------------------------------------------------------------------------------------------------------
Total Registration Fee...                                    --                     --                     --
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------  ----------------------
--------------------------------------------------  ----------------------

                                                          AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED   REGISTRATION FEE(4)
--------------------------------------------------  ----------------------
Common Stock, $.001 par value per share...                  $2,022
-------------------------------------------------------------------------------------------------
Shares of common stock issuable upon exercise of
outstanding warrants and upon conversion of
outstanding convertible notes(2)...                         $3,319
-----------------------------------------------------------------------------------------------------------------------
Total Registration Fee...                                   $5,341
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on May 1, 2001.

(2) The outstanding warrants and notes were issued in connection with a private placement financing. The warrants are exercisable at an exercise price based upon the volume weighted average price of the common stock during the five consecutive trading days preceding vesting. The warrants vest in January 2002. The convertible notes are convertible at a conversion price equal to the average of the closing bid price of the common stock as listed on the Nasdaq National Market for the five consecutive trading days ending immediately prior to conversion, but in no event less than US$7.00 per share and no more than US$25.00 per share. The price set forth in the table has been determined solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock as reported on the Nasdaq National Market on May 1, 2001.

(3) In addition to the shares of common stock set forth in the calculation of Registration Fee Table, which includes a good faith estimate of the number of shares of common stock underlying the warrants and convertible notes, pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also registers such additional number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(4)Previously paid.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED MAY 10, 2001


PROSPECTUS

                               LUMENON INNOVATIVE
                           LIGHTWAVE TECHNOLOGY, INC.

                               11,300,497 SHARES
                                OF COMMON STOCK

     The selling stockholders listed in this prospectus are offering and selling up to 11,300,497 shares of our common stock. We will not receive any proceeds from the sale of these shares. We could receive proceeds of up to US$50,008,000, if warrants exercisable to purchase shares of our common stock issued to the selling stockholders are exercised at their minimum exercise price, and proceeds of up to US$150,024,000, if those warrants are exercised at their maximum exercise price.

     Our common stock is traded on The Nasdaq National Market under the symbol "LUMM." The last reported sale price for our common stock on The Nasdaq National Market on May 1, 2001 was US$1.90 per share. The selling stockholders may offer their shares of common stock from time to time, in the open market, on The Nasdaq National Market, in privately negotiated transactions, in an underwritten offering, or a combination of methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may engage brokers or dealers who may receive commissions or discounts from the selling stockholders. Any broker-dealer acquiring the common stock from the selling stockholders may sell these securities in normal market making activities, through other brokers on a principal or agency basis, in negotiated transactions, to its customers or through a combination of methods. See "Plan of Distribution" beginning on page
13. We will bear all of the expenses and fees incurred in registering the shares offered by this prospectus. The selling stockholders will pay any brokerage commissions and discounts attributable to the sale of the shares.

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH OUR BUSINESS.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Commissions received by the selling stockholders or any broker-dealers, agents or underwriters that help distribute the shares and any profit on the resale of the shares purchased by them may be considered underwriting commissions or discounts under the Securities Act of 1933.

                 The date of this prospectus is        , 2001.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUMMARY..........................................    1
RISK FACTORS................................................    5
FORWARD-LOOKING STATEMENTS..................................   11
USE OF PROCEEDS.............................................   11
SELLING STOCKHOLDERS........................................   12
PLAN OF DISTRIBUTION........................................   13
LEGAL MATTERS...............................................   15
EXPERTS.....................................................   15
WHERE YOU CAN FIND MORE INFORMATION.........................   15
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   15

     We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of time of delivery of this prospectus or of any sale of common stock.

                               PROSPECTUS SUMMARY

     As used in this prospectus, unless the context otherwise requires, the terms "Lumenon," "we" or "us" mean Lumenon Innovative Lightwave Technology, Inc. This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully.

                                    LUMENON

     We are a development stage company. We design and develop products related to the Dense Wavelength Division Multiplexing (DWDM) market and other optical or photonic segments of the telecommunications market. Service providers such as AT&T and MCI Worldcom are increasingly installing networks that use fiber optic cables to transmit light signals because they provide greater system capacity more cost effectively than traditional copper networks. Installing fiber optic networks is a capital intensive process. As a result, service providers are seeking to maximize system capacity over existing and new networks. This has led to the adoption of multiplexing devices which combine, or multiplex, optical signals of different wavelengths together on a single fiber without such signals interfering with each other. As a result, rather than transmitting data on a single wavelength, multiplexers multiply the capacity of a fiber network by combining different wavelengths of light into one optical stream and transmitting it through a single fiber. DWDM has further enhanced multiplexing technology by permitting wavelengths of light to be spaced more closely together thereby allowing even more specific wavelengths of light, or optical channels, to be placed on one optical fiber.

     Our plan of operations for fiscal year 2001 is to finalize the development of our DWDM devices and to bring them to market. We will focus product development on four aspects:

     - perfecting manufacturing steps for DWDM devices;

     - readying automation equipment in our new manufacturing facility;

     - setting quality control criteria for our operations; and

     - expanding our packaging and pigtailing capability for our optical chips.

     We have begun producing and testing a limited number of product devices and intend to market 4, 8, 16, 32 and 40 channel DWDM chips. In addition, we intend to offer services based on our capability to design new customized DWDM devices according to specific client needs.

     Traditionally, fiber-optic networking components have been highly specialized and bulky devices requiring a large number of parts, time intensive manual labor and the integration of disparate optical, analog and digital technologies. We make our devices in the form of an "optical chip" on silicon through a patented sol-gel process, which allows us to integrate multiple optical functions on a single chip and to use standard high volume semiconductor production methods and processes. To our knowledge, there are no other manufacturers of DWDM devices on silicon using a sol-gel manufacturing process. The advantages of our process include:

     - lower capital investment;

     - less manual labor required in the assembly process;

     - fewer process steps, reducing the likelihood of manufacturing defects;
       and

     - the cost of manufacturing an optical chip does not increase proportionally with the number of channels that are placed on the chip.

     We acquired our initial rights to the patented manufacturing process under a license agreement with Polyvalor, a Canadian limited partnership, and McGill University. Specifically, Polyvalor and McGill University hold patents and know-how relating to the materials and processes used to produce integrated optical circuits on silicon microchips. Polyvalor and McGill University have also licensed that technology to QPS Technology, Inc. We believe, through our research and development, we have improved the process. Accordingly, we have filed two patent applications relating to this process. Our only material obligation to the licensors is to pay a royalty of 5% on our gross sales, subject to a cumulative maximum of CDN$3,500,000 (US$2,367,104).

     We did not have revenues from product sales during 2000 and, to date, have not had any significant revenues from product sales. We had accumulated net losses of CDN$259,156,000 (US$172,831,136) as of December 31, 2000.

     We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 8851 Trans-Canada Highway, St. Laurent, (QC) Canada H4S 1Z6, and our telephone number at that address is (514) 331-3738.

                              RECENT DEVELOPMENTS

     Effective April 5, 2001, we terminated our teaming agreement with Molex Incorporated. Under the teaming agreement, we had agreed with Molex to jointly develop products for the photonics industry. As a result of the termination of the teaming agreement, our stock restriction agreement with Molex and certain of our other stockholders has also terminated.

     We have agreed with Molex that Dr. Tony Moretti of Molex, who was elected to our board of directors pursuant to the terms of the stock restriction agreement, will remain on our board of directors for the remainder of his term.

     We are currently in negotiations with Molex with respect to a strategic relationship which would allow Molex to purchase certain of our products at a discount for integration into their product offerings.

                                  THE OFFERING

Common stock offered by the
selling stockholders..........   11,300,497 shares, of which 4,277,353 are
                                 currently outstanding, 2,277,353 of which were issued upon the conversion of notes, and up to 7,023,144 are issuable upon exercise of outstanding warrants and conversion of outstanding convertible notes.(1)

Common stock outstanding......   38,478,905 shares(2)

Common stock to be outstanding
after the offering............   45,502,049(3)

Use of proceeds...............   We will not receive any proceeds from the sale
                                 of the shares of common stock by the selling stockholders. We could receive proceeds of up to US$50,008,000, if warrants to purchase shares of our common stock held by the selling stockholders were exercised at their minimum exercise price, and proceeds of up to US$150,024,000 if warrants held by the selling stockholders were exercised at their maximum exercise price. Given the uncertainty as to any exercise of these warrants, the timing of any exercise and the amount of any proceeds that we would receive from such exercise, we have not established any specific use for these proceeds. In general, such proceeds will be used for working capital and general corporate purposes.

Risk factors..................   An investment in the common stock offered by
                                 the selling stockholders involves a high degree of risk. See "Risk Factors" beginning on page
                                 5.

Nasdaq National Market
symbol........................   LUMM
---------------
(1) Represents approximately 24.84% of the outstanding shares of our common stock after this offering assuming the issuance of up to 7,023,144 shares issuable upon the exercise of the warrants and conversion of the principal outstanding under the notes as of March 31, 2001 and the interest accrued thereon calculated through July 25, 2002. This number will increase depending upon the amount of interest accrued on the notes as of the date of conversion of the notes. On July 25, 2000, we sold CDN$51,243,000 (US$35,000,000) aggregate principal amount of convertible notes due July 25, 2005 to two institutional investors. To date, US$22,750,000 of the principal of these notes and interest accrued thereon have been converted into 2,931,666 shares of common stock. The notes bear interest at rate of 7.5% per year, which is payable upon the earlier to occur of the repayment or conversion of the notes into shares of our common stock. The notes are convertible into shares of common stock at a price per share equal to the average of the closing bid prices of our common stock for the five consecutive trading days ending immediately prior to conversion, but in no event less than US$7.00 nor more than US$25.00 per share (unless a default under the notes has occurred). The conversion price may be adjusted to reflect the effect of any stock splits, stock dividends, or other similar transactions and the exercise of any antidilution rights applicable to the stock. For example, if the amount remaining outstanding under the notes as of March 31, 2001 and the interest accrued thereon calculated through July 25, 2002, US$14,156,406, were converted at a conversion price of US$7.00, 2,022,344 shares of common stock would be issued upon the conversion of the notes.

    In connection with the financing, we issued to the investors five year warrants to purchase an aggregate of 5,000,800 shares of our common stock. These warrants are exercisable beginning 18 months after issuance, at an exercise price determined as follows:

     - If the volume weighted average price, which is determined by adding up all of the dollars traded on every transaction on a given day (price times number of shares purchased) and dividing that number by the shares traded during the day, of our common stock during the five consecutive trading days prior to the date the warrants became exercisable is equal to or less than US$30.00, then the exercise price of the warrants will be US$10.00;

     - If the volume weighted average price of our common stock during the five consecutive trading days prior to the date the warrants became exercisable is greater than US$30.00, but less than US$70.00, then the exercise price of the warrants will be the sum of US$10.00, plus one-half of the excess over US$30.00; and

     - If the volume weighted average price of our common stock during the five consecutive trading days prior to the date the warrants became exercisable is more than US$70.00, then the exercise price of the warrants will be US$30.00.

     The number of shares of common stock issuable upon exercise of the warrants and the exercise price of the warrants are subject to adjustment upon the issuance of convertible securities at a conversion/exercise price that is less than the then current market price, stock splits, stock dividends and other recapitalizations. In addition, in the event of a consolidation, merger or sale in which we are not the surviving entity, we must require our successor to assume our obligations under the warrants. If we declare or make any distribution of assets or rights to acquire shares of our stock to our stockholders, the holders of the warrants, upon the exercise of those warrants, will be entitled to receive the amount of those assets or rights as if those holders had been holders of common stock on the date of that distribution. In the event of a material default under the notes or in any of our other obligations to the investors, vesting of the warrants may be accelerated. See the Risk Factor entitled "We have a significant number of outstanding convertible notes, warrants and options, the exercise or conversion of which could decrease the price of our common stock, which would lead to additional shares becoming issuable upon the conversion of any remaining outstanding convertible notes" on page 5 and the Selling Stockholder table on page 12.

(2) Does not include:

     - 6,000,000 shares of common stock reserved for issuance under our stock option incentive plan, under which, as of March 31, 2001, options to purchase 3,783,150 shares of common stock are outstanding; or

     - 5,714,800 shares of common stock reserved for issuance upon exercise of outstanding common stock purchase warrants as of March 31, 2001.

     - 2,022,344 shares of common stock issuable upon conversion of the outstanding principal under convertible notes as of March 31, 2001 and interest accrued thereon through July 25, 2002.

(3) Does not include:

     - 6,000,000 shares of common stock reserved for issuance under our stock option incentive plan, under which, as of March 31, 2001, options to purchase 3,783,150 shares of common stock are outstanding; or

     - 714,000 shares of common stock reserved for issuance upon exercise of outstanding common stock purchase warrants as of March 31, 2001.

     Unless otherwise specified, all references to "US$" are to United States dollars, the legal currency of the United States of America. All references to "CDN$" are to Canadian dollars, the legal currency of Canada. Except where noted, for convenience purposes, CDN$ amounts have been converted to US$ at an exchange rate of US$0.6336 to CDN$1.00, the noon buying rate for cable transfers in New York City in foreign currencies certified by the Federal Reserve Bank of New York on March 30, 2001.

                                  RISK FACTORS

     An investment in our common stock is highly speculative and involves a high degree of risk. You should only consider investing in our common stock if you are able to afford to lose your entire investment. In evaluating our business, you should carefully consider the following risk factors in addition to the other information included in this prospectus.

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO EXPERIENCE IN MANUFACTURING AND MARKETING OUR PRODUCTS, MAKING IT DIFFICULT TO EVALUATE OUR BUSINESS AND YOUR INVESTMENT.

     We have no history in manufacturing and marketing our products. We are a development stage company and, to date, have not had any significant revenues from sales of our products. Our operating history provides no basis for evaluating us and our prospects. We must successfully develop and commercialize our products, meet competition, attract, retain and motivate qualified employees, expand our operations and market and sell products using our licensed proprietary technology in volume to have significant revenues and to be profitable.

     Our future will depend on our ability to develop, manufacture and commercialize products based upon our licensed proprietary technologies. We did not have revenues from product sales during the year ended December 31, 2000. Our first product has recently entered production in limited quantities and we expect to make only limited shipments of devices during the year ended December 31, 2001. Potential customers may not accept our products, they may be difficult to produce in large volumes, fail to perform as expected, cost too much to produce or be barred from production by the proprietary rights of others.

     We expect to spend considerable sums to develop and market our new products. We expect our operating expenses to increase as we develop our technology and products, increase our sales and marketing activities and expand our assembly operations. We expect to continue incurring considerable operating losses and negative cash flows as we incur significant operating expenses and make capital expenditures in our business. The amount we lose and when, if ever, we will have profits is highly uncertain. If we are unsuccessful at developing, manufacturing and marketing our products, we will never generate sufficient revenues to become profitable.

WE HAVE A SIGNIFICANT NUMBER OF OUTSTANDING CONVERTIBLE NOTES, WARRANTS AND OPTIONS, THE EXERCISE OR CONVERSION OF WHICH COULD DECREASE THE PRICE OF OUR COMMON STOCK, WHICH WOULD LEAD TO ADDITIONAL SHARES OF OUR COMMON STOCK BECOMING ISSUABLE UPON THE CONVERSION OF ANY REMAINING OUTSTANDING CONVERTIBLE NOTES.

     To date, we have issued numerous warrants, options and notes, which are exercisable or convertible into shares of our common stock. If you purchase shares of common stock offered under this prospectus, you could experience substantial dilution upon the conversion or exercise of outstanding notes, warrants or options.

     No holder may convert any portion of the notes or exercise any portion of the warrants issued in July 2000 if upon such conversion or exercise that holder or any of its affiliates would beneficially own more than 4.99% of our outstanding common stock. Therefore, a holder may have to sell shares of common stock in order to be able to convert notes or exercise warrants. The notes are convertible into shares of common stock at a price equal to the average of the closing bid prices of our common stock for the five trading days ending immediately prior to conversion; however, the minimum conversion price is fixed at US$7.00 and the maximum conversion price is fixed at US$25.00 (unless a default under the notes has occurred). The conversion price may be adjusted to reflect the effect of any stock splits, stock dividends or other similar transactions. Moreover, in the event that we issue any securities which are convertible or exchangeable into common stock at a price lower than the minimum conversion price of $US7.00, the holders of the notes issued in July 2000 shall be entitled to convert the notes at the lower price. As a result, if any market activity occurs which results in the depression of the price of our common stock, including the taking of a significant short position against our stock, the number of shares issuable upon the conversion of the notes could increase. The following table sets forth the number of shares of common stock that would be issuable upon the conversion of the principal remaining outstanding under the notes as of March 31, 2001, US$12,250,000, at assumed conversion prices, and assuming no conversion of interest on the amounts outstanding under the notes, and the exercise of the warrants issued in connection with the note financing, as well as the percentage of our outstanding share capital that those shares will represent:

                                NUMBER OF SHARES
            NUMBER OF SHARES     ISSUABLE UPON        % OF OUTSTANDING SHARE
             ISSUABLE UPON     CONVERSION OF THE    CAPITAL BENEFICIALLY OWNED
CONVERSION   CONVERSION OF     NOTES AND EXERCISE      AFTER CONVERSION AND
  PRICE        THE NOTES        OF THE WARRANTS              EXERCISE
----------  ----------------   ------------------   --------------------------
US$25.00         490,000           5,490,800                  12.49%
US$20.00         612,500           5,613,300                  12.73%
US$15.00         816,667           5,817,467                  13.13%
US$10.00       1,225,000           6,225,800                  13.93%
US$ 7.00       1,750,000           6,750,800                  14.93%

     The exercise of outstanding options and warrants and the conversion of outstanding notes will dilute the then current stockholders' ownership of common stock. Sales in the public market of common stock acquired upon exercise of options and warrants and conversion of notes could depress the price of our common stock. This may adversely affect our ability to sell additional shares of common stock.

WE HAVE A HISTORY OF LOSSES, AND EXPECT FUTURE LOSSES AND OUR FUTURE PROFITABILITY IS UNCERTAIN.

     We have incurred operating losses since our inception, and as of December 31, 2000, had an accumulated deficit of approximately CDN$259,156,000 (US$172,831,136). We expect to spend substantial funds to continue research and product development, to establish sales, marketing and quality control departments and for other general corporate purposes. As a result, we expect to incur increasing losses over the next several years.

     In addition, we may never become profitable. Even if we do become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we fail to become and remain profitable, then the market price of our common stock will decline.

SEVERAL OF OUR AGREEMENTS WILL REDUCE THE AMOUNT OF REVENUES THAT WE WILL RECEIVE UPON THE SALE OF OUR PRODUCTS WHICH MAY DECREASE OUR PROFITABILITY.

     We did not have revenues from product sales during 2000. Our agreement with Polyvalor and McGill University requires that we pay a royalty based upon our gross sales. Furthermore, our agreement with Polaroid requires us to pay them a percentage of the net selling price of products incorporating their technology. In the event that we do generate revenues, those agreements require us to allocate a percentage of our revenues to our strategic partners and may ultimately lower our gross profit margin.

WE MAY BE UNABLE TO OBTAIN FUNDING TO MEET OUR FUTURE CAPITAL NEEDS, WHICH COULD CAUSE US TO DELAY OR ABANDON SOME OR ALL OF OUR ANTICIPATED SPENDING, CUT BACK OUR OPERATIONS, SELL ASSETS OR LICENSE OUR TECHNOLOGIES TO THIRD PARTIES.

     We will require substantial additional funding over the next several years to develop our technology, to broaden and commercialize our products and to expand assembly capacity. Additional funding could be unavailable on favorable terms, or at all. If we are unable to obtain sufficient additional funding, we may have to delay or abandon some or all of our anticipated spending, cut back our operations significantly, sell some or all of our assets, or license to third parties potentially valuable technologies that we currently plan to commercialize ourselves.

     To date, we have received approximately CDN$75,000,000 (US$47,520,000) from third parties through various debt and equity financings. If we borrow additional funds, we may become subject to restrictive financial covenants and our interest obligations will increase. In addition, we currently have outstanding convertible notes whose conversion price, and ultimately the number of shares of common stock issuable upon conversion, fluctuates based upon the price of our common stock. Consequently, as the market price increases, the number of shares of common stock issuable upon the conversion of those notes decreases, and as the market price of our common stock decreases, the number of shares issuable upon conversion of the notes increases. As a result, depending upon the market price of our common stock on the date of conversion, you could experience substantial dilution if the notes are converted into common stock. We may need to raise additional capital by issuing additional securities, including additional floating-price convertible securities, which could result in additional dilution to our existing stockholders.

THE MARKET FOR OUR PRODUCTS IS CHARACTERIZED BY SHORT PRODUCT LIFECYCLES, SIGNIFICANT COMPETITION AND DECLINING AVERAGE SELLING PRICES WHICH MAKES IT DIFFICULT TO PREDICT OUR FUTURE REVENUES.

     Our target markets are subject to continuous, rapid technological change, including changing industry standards, frequent introduction of new products, anticipated and unanticipated decreases in average selling prices and fierce price competition. This means that:

     - our product may have short life cycles;

     - we must introduce new products on a timely basis; and

     - we must spend a great deal to develop new products.

     In addition, competing technologies may force us to sell our products at lower prices than we expect. Thus, we will need to introduce new products in order to remain competitive and to maintain our current selling prices. This need for additional product introduction may require us to expend greater resources on product research and development than we presently anticipate which could result in an increase in our future expenses.

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH THE MANUFACTURE OF OUR PRODUCT.

     We have never assembled large amounts of our product. The manufacture of our chips is a complex, sophisticated process, requiring a clean room and precision assembly equipment. Very small amounts of contaminants in assembly, defects in components, difficulties in the assembly process or other factors can cause a significant number of chips to be nonfunctional or to have unacceptable defects. This could significantly reduce yields and increase the cost of our products. Many of these problems are difficult to find and require much time and expense to fix.

     We must effectively transfer production information from our research and development department to our new manufacturing facility and rapidly achieve volume production. If we fail to manage this process effectively or if we experience delays, disruptions or quality control problems in our manufacturing operations, our shipments of products to our customers could be delayed. Unforeseen additional capital expenditures could be required to remedy these problems.

     Changes in our manufacturing processes or the inadvertent use of defective materials could significantly reduce our manufacturing yields and product reliability. Because most of our manufacturing costs are relatively fixed, manufacturing yields are critical to our results of operations. Lower than expected production yields could delay product shipments and reduce our gross margins.

OUR BUSINESS IS EXPANDING, AND OUR FAILURE TO MANAGE THIS EXPANSION EFFECTIVELY, AS WELL AS THE STRAIN ON OUR RESOURCES WHICH EXPANSION MAY CREATE, COULD IMPAIR OUR ABILITY TO OPERATE PROFITABLY.

     Our success will depend on the expansion of our operations and the effective management of our growth, which will place a significant strain on our management, operations and financial resources. In particular, once we begin volume assembly of our products, our operations are anticipated to expand substantially. We must hire and train additional engineering, manufacturing, marketing, sales, administrative and management personnel, and buy additional equipment, facilities, information technology and other infrastructure. We must also continue to develop our management, operational and financial systems, procedures and controls. Because we have had no history with the assembly, marketing or sale of our products in large quantities, we do not know if we will be able to expand our business rapidly enough or adequately manage this growth. If we do not accurately predict demand for our products, we may have too much or too little production capacity. If we overestimate demand, we may incur fixed production expenses that are excessive in relation to revenues generated which would increase our net loss and if we underestimate demand we may lose customers which would decrease our revenues.

CREATING INTERNATIONAL SALES AND MANAGING INTERNATIONAL OPERATIONS WILL BE DIFFICULT, AND OUR FAILURE TO DO SO SUCCESSFULLY COULD AFFECT OUR ABILITY TO BECOME PROFITABLE OVER THE LONG TERM.

     In order to achieve our long-term business goals we will have to create sales in international markets. This may require us to establish international operations and hire additional personnel. Our failure to do so in a timely and effective manner could have a material adverse effect on our business, prospects, financial condition and operating results. Our plans to expand internationally may be affected by a number of risks including:

     - changes in foreign currency exchange rates;

     - challenges inherent in managing geographically dispersed operations;

     - multiple, conflicting and changing governmental laws and regulations;

     - political and economic instability or conflicts;

     - changes in tariffs, taxes and other trade barriers; and

     - the need to develop local distribution channels through third parties.

THE MARKETS IN WHICH WE COMPETE ARE HIGHLY COMPETITIVE AND SUBJECT TO RAPID TECHNOLOGICAL CHANGE; WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IF WE ARE UNABLE TO ADAPT TO NEW TECHNOLOGIES AND SUCCESSFULLY DEVELOP NEW AND EVOLVING PRODUCTS WHICH MAY LEAD TO REDUCED SALES OF OUR PRODUCTS, REDUCED REVENUES AND REDUCED MARKET SHARE.

     We must become a key supplier of components to the photonics industry to be successful. The photonic market is highly competitive and marked by rapidly changing technology. We may be unable to adapt to rapid technological change and to continue new product development which may lead to reduced sales of our products, reduced revenues and reduced market share.

     We must:

     - anticipate what our customers and their end-users will need and demand in the manufacture of products, both for general industry use and specific custom-made usage;

     - incorporate those anticipated features and functions into our products;

     - meet specific and exacting design requirements;

     - price our products competitively; and

     - introduce our products at the right time to meet market demand.

     The life cycle of a product we make may be short. We must introduce new products on a timely basis and we must spend a great deal to develop new products. We could experience delays in introducing new products, because they are complex. The success of our new products will depend on many factors, including:

     - proper product definition;

     - timely completion and introduction of new designs of our products;

     - ability of our customers to incorporate our product into their product offerings;

     - quality and performance of our products;

     - differentiation of our products from those of our competitors; and

     - market acceptance of our products and those of our customers.

     If we are unable to introduce new products on a timely and cost efficient basis we could lose sales and customers, resulting in reduced revenues.

THE SMALL NUMBER OF POTENTIAL CUSTOMERS FOR OUR PRODUCTS WILL GIVE THEM CONSIDERABLE LEVERAGE OVER US WHICH COULD LEAD TO LOWER SALES PRICES.

     For the foreseeable future, we intend to market our products to only a limited number of leading original equipment manufacturers. We will rely on these customers to develop their own systems, creating demand for our products. Our customers will exert considerable leverage in negotiating purchases from us which could lead to lower sales prices.

OUR COMPETITION MAY BE ABLE TO MORE EFFECTIVELY DEVELOP AND MARKET THEIR PRODUCTS, MAKING OURS OBSOLETE.

     Our competitors include large companies that have substantially greater financial, technical, marketing, distribution and other resources, broader product lines, greater name recognition and longer standing relationships with leading original equipment manufacturers than we do. Our competitors include both companies already manufacturing large volumes of products based on established technologies, as well as companies selling emerging technological solutions. Potential competitors could also include our own customers, which may decide to manufacture products competitive with ours, rather than purchasing our products.

WE ARE DEPENDENT ON KEY PERSONNEL; WE MAY NOT BE ABLE TO ATTRACT, TRAIN AND RETAIN SUFFICIENTLY QUALIFIED PERSONNEL WHICH COULD LIMIT OUR ABILITY TO GROW OUR BUSINESS.

     Our success will depend to a significant degree upon the continued services of key management, technical, and scientific personnel, including Dr. Mark Andrews, our Vice President and Chief Technology Officer and Dr. Chia-Yen Li, our Vice President, Operations and Chief Operating Officer. We do not currently maintain key-man life insurance on any of our personnel.

     Our success will also depend on our ability to attract, train and retain additional management and other highly skilled personnel. In addition, as we grow, we will need to hire skilled engineers for our assembly process. Our competitors for qualified personnel are often long-established, highly profitable companies and the process of hiring qualified personnel is often lengthy. Our management and other employees may voluntarily leave us at any time. We may not be able to meet our sales forecasts if we cannot attract, train and retain sufficient qualified personnel.

     Our future profitability will also depend on our ability to develop an effective sales force. Competition for employees with sales and marketing experience is intense. We require sales people with a good technical understanding of our products and of the industry. We may be unable to attract and retain qualified salespeople or build an effective sales and marketing organization.

IF WE BECOME INVOLVED IN EXPENSIVE PATENT LITIGATION OR OTHER PROCEEDINGS TO ENFORCE OUR PATENT RIGHTS, WE COULD INCUR SUBSTANTIAL COSTS OR SUBSTANTIAL LIABILITY FOR DAMAGES OR BE REQUIRED TO STOP OUR PRODUCT DEVELOPMENT AND COMMERCIALIZATION EFFORTS.

     In order to protect or enforce our patent rights, we may have to initiate legal proceedings against third parties, such as infringement suits or interference proceedings. By initiating legal proceedings to enforce our intellectual property rights, we may also provoke these third parties to assert claims against us. Intellectual property litigation is costly, and, even if we prevail, could divert management attention and resources away from our business.

     If we do not prevail in any litigation, in addition to any damages we might have to pay, any patents we may obtain could be narrowed, invalidated or rendered unenforceable by a court. We could also be required to obtain a license. Any required license may not be available to us on acceptable terms, or at all. In addition, some licenses may be nonexclusive, and therefore, our competitors may have access to the same technology which we have licensed from others. If we fail to obtain a required license or are unable to design around a patent, we may be unable to sell some of our products, which would make it more difficult for us to achieve profitability.

WE ARE DEPENDENT ON EQUIPMENT SUPPLIERS AND CONTRACT MANUFACTURERS WHO COULD DISRUPT OUR BUSINESS IF THEY STOPPED, DECREASED OR DELAYED SHIPMENTS TO US.

     We rely on outside suppliers to provide some of the equipment we use in our manufacturing process. We do not maintain long-term agreements with any of these suppliers, and, therefore, they could stop supplying equipment to us at any time. If the equipment which any particular supplier provides to us were to malfunction, we would, at a minimum, experience delays in the shipment of our products and we could be required to find another equipment manufacturer. Delays in shipments could result in the loss of customers and reductions in our revenues.

     In addition, we may rely on third party manufacturers to produce some of the components used in our products. Our potential dependence upon third party manufacturing relationships could lead to:

     - reduced control over equipment delivery schedules;

     - lack of quality assurance over the components produced by third parties; and

     - the delivery of poor quality components which could lead to poor manufacturing yields of our products and ultimately higher product costs.

     Any supply deficiencies relating to the quality or quantity of equipment or components we use to manufacture our products could affect our ability to fulfill customer orders and ultimately reduce our revenues and profitability.

OUR BUSINESS INVOLVES THE USE OF SOME HAZARDOUS MATERIALS, AND ENVIRONMENTAL LAWS AND REGULATIONS MAY EXPOSE US TO LIABILITY AND INCREASE OUR COSTS.

     We handle small amounts of hazardous materials as part of our manufacturing activities. As a result, our operations and assembly processes are subject to certain federal, provincial and local environmental protection laws and regulations. These relate to our use, handling, storage, discharge and disposal of certain hazardous materials and wastes, the pre-treatment and discharge of process waste waters and the control of process air pollutants. Compliance with these regulations requires us to spend significant amounts to establish compliance procedures and safety programs. If environmental laws or regulations were to change, our manufacturing costs or product sales could be adversely affected by forcing us to modify production processes or use more costly materials. We may be required to incur additional costs to comply with current or future environmental laws. In addition, if we fail to comply with either present or future environmental regulations, we may be subject to fines and production halts. As with other companies engaged in manufacturing activities that involve hazardous materials, a risk of environmental liability is inherent in our manufacturing activities. The costs associated with environmental compliance or remediation efforts or other environmental liabilities could adversely affect our business.

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH THE PROTECTION OF OUR INTELLECTUAL PROPERTY AND WE COULD INCUR SUBSTANTIAL COSTS DEFENDING OUR INTELLECTUAL PROPERTY FROM INFRINGEMENT OR A CLAIM OF INFRINGEMENT.

     We may not obtain meaningful protection for our technology and products with the patents and patent applications that we own or license relating to our technology. In particular, the patented technology that we license from Polyvalor and McGill University has also been licensed to QPS Technology Inc. To the extent that QPS Technology Inc. is able to design products competitive with ours without infringing on our intellectual property rights, we may find it more difficult to achieve market penetration with our products and, consequently, our potential revenues stream could be reduced.

     Problems associated with the protection of our intellectual property or potential infringement of the intellectual property of others could have a significant negative impact on our business and our financial condition.

     The patent positions of technology companies, including ours, are uncertain and involve complex legal and factual questions. The coverage claimed in a patent application can be significantly reduced before a patent is issued. Our patent applications may not result in patents being issued. Patents issued to us may not provide protection against competing technologies and may not be held valid if challenged. Others may independently develop products similar to ours or design around or otherwise avoid patents issued to us.

     We also rely on trade secret and copyright law and employee and third-party nondisclosure agreements to protect our intellectual property rights. We may be unable to secure meaningful protection of our trade secrets, copyrights, know-how or other proprietary information in the event of infringement by others and others may independently develop similar technologies.

WE ARE CONTROLLED BY INSIDERS, WHICH MAY PREVENT A CHANGE OF CONTROL OR OTHER CORPORATE TRANSACTIONS.

     As of the date hereof, our management, Molex, Polyvalor and McGill University collectively own in excess of 50% of our outstanding common stock. Together, they determine the composition of the Board of Directors and will be able to determine the outcome of corporate actions requiring stockholder approval. This ability may have the effect of preventing a change in control that may be favorable to other stockholders or causing a change of control that may not be favorable to other stockholders.

PROVISIONS OF OUR CORPORATE DOCUMENTS AND APPLICABLE LAW MAY PREVENT OR HINDER A CHANGE OF CONTROL.

     Provisions of our certificate of incorporation and by-laws and of applicable law could make it more difficult for another party to acquire us or discourage another party from attempting to acquire us. This may reduce the value of our common stock. For example, we could issue preferred stock with rights senior to the common stock without any further vote or action by stockholders. The issuance of preferred stock as part of a future financing could have the effect of preventing a change of control and could make it more difficult for holders of our common stock to take certain corporate actions, including the replacement of incumbent directors. Additionally, preferred stock may have preference over and harm the rights of the holders of common stock.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included or incorporated into this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we will actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors," that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

                                USE OF PROCEEDS

     The selling stockholders will receive all of the proceeds from the sale of the shares of common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares of the common stock by the selling stockholders.

     We could receive proceeds of up to US$50,008,000 if warrants to purchase up to 5,000,800 shares of our common stock were exercised at their minimum exercise price, and proceeds of up to US$150,024,000, if such warrants were exercised at their maximum exercise price. These warrants can be exercised at the option of their holder after January 25, 2002 (or earlier upon an event of a default, as such term is defined in the applicable agreements, under the notes or our other obligations to the purchasers) and before July 25, 2005. Given the uncertainty as to any exercise of these warrants, the timing of any exercise and the amount of any proceeds that we would receive from such exercise, management has not established any specific use for these proceeds. They will be used for working capital and general corporate purposes.

                              SELLING STOCKHOLDERS

     The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by each selling stockholder as of March 31, 2001, the number of shares of common stock to be sold by each of them pursuant to this prospectus and the percentage of our outstanding common stock to be held by each of them after this offering. The number of shares owned by CVI and Castle Creek is based upon a determination of beneficial ownership under Section 13(d) of the Securities Exchange Act of 1934, as amended, otherwise known as the Exchange Act, which results in the ownership of our common stock by CVI and Castle Creek being lower than the total number we have agreed to register. Beneficial ownership includes outstanding shares of common stock and shares of common stock that a person has a right to acquire within 60 days of March 31, 2001. The percentage of common stock outstanding after this offering is based on 45,502,049 shares of common stock outstanding after the offering, assuming the conversion of all notes and the exercise of 5,000,800 warrants.

     Except as set forth in the table below, to our knowledge, none of the selling stockholders has held any position or office with, or has otherwise had a material relationship with, us or any of our subsidiaries within the past three years.

     None of the selling stockholders is obligated to sell all or any portion of the shares covered by this prospectus, or to sell any of the shares immediately under this prospectus. Because the selling stockholders may sell all or part of their shares, no estimate can be given as to the number of shares that will be held by any selling stockholder upon termination of this offering.

                                              PRIOR TO OFFERING                         AFTER OFFERING
                                              -----------------                        ----------------
                                              NUMBER OF SHARES                         NUMBER OF SHARES
                                                BENEFICIALLY       NUMBER OF SHARES      BENEFICIALLY
NAME OF SELLING STOCKHOLDER                         OWNED              OFFERED             OWNED(1)
---------------------------                   -----------------    ----------------    ----------------
Molex Incorporated..........................      9,422,167(2)        2,000,000(2)        7,422,167
Capital Venture International(3)............      1,920,097(4)        6,128,510(5)                0
Castle Creek Technology Partners LLC(3).....      1,500,291(4)        3,171,987(5)                0

---------------
(1) Assumes the sale of all shares owned by the selling stockholders covered by this prospectus.

(2) Excludes 798,000 shares held by Molex Foundation, a private foundation of which certain executive officers and directors of Molex Incorporated act as trustees. Molex Incorporated disclaims beneficial ownership of the shares held by the Molex Foundation.

(3) Neither CVI nor Castle Creek has, or within the past three years has had, any position, office or other material relationship with Lumenon. Heights Capital Management, Inc., as CVI's authorized agent, has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of those shares. Andrew Frost, in his capacity as President of Heights Capital Management, Inc. may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Frost disclaims any beneficial ownership of the shares. Castle Creek Partners LLC, an Illinois limited liability company, has investment discretion and voting power over the securities held by Castle Creek Technology Partners LLC pursuant to an investment management agreement. Daniel Asher, as a member of Castle Creek Partners, may also be deemed to have investment discretion and voting power over those securities. Mr. Asher disclaims any beneficial ownership of the securities.

(4) Consists of shares of common stock issuable upon conversion of outstanding under convertible notes and interest accrued thereon as of March 31, 2001. The actual number of shares of common stock issuable upon conversion of the notes will equal the aggregate principal amount of the notes being converted, plus accrued interest, divided by the lower of US$25.00 (subject to adjustment) and the average closing bid prices of the common stock for the five consecutive trading days preceding conversion, but not less than US$7.00, unless a default under the notes has occurred. The conversion price may be adjusted to reflect the effect of any stock splits, stock dividends or other similar transactions and the exercise of any antidilution rights applicable to the stock. The amounts listed in the table assume a conversion price of US$7.00 for purposes of beneficial ownership, which is the minimum conversion price applicable to the notes because the average of the closing bid prices of the common stock for the five consecutive trading days preceding April 31, 2001 was less than US$7.00 per share. To date, US$22,750,000 of these notes and the interest accrued thereon have been converted into 2,931,666 shares of common stock. If the principal amount outstanding under the notes as of March 31, 2001 and the interest accrued thereon calculated through July 25, 2002, $US14,156,405, were converted into common stock at a conversion price of US$7.00, 2,022,334 shares of our common stock would be issued upon such conversion of which 1,081,355 shares would be held by CVI and 940,989 shares would be held by Castle Creek. Does not include shares issuable upon exercise of outstanding warrants. Because the warrants will not become exercisable until January 2002, the shares issuable upon their exercise are not beneficially owned by the selling stockholders as of the date of this prospectus. For a complete description of terms of the notes and the warrants, see the form of note and the form of warrant included as Exhibits 4.4 and 4.5, respectively, to this registration statement.

    Except under limited circumstances, no holder of the notes or the warrants is entitled to convert any portion of the notes into, or exercise any portion of the warrants for, shares of common stock or to dispose of any portion of the notes or warrants to the extent that the right to effect the conversion, exercise or disposition would result in the holder or any or its affiliates beneficially owning more than 4.99% of the outstanding shares of common stock. Therefore, the number of shares that CVI or Castle Creek may sell pursuant to this prospectus may exceed the number of shares of common stock either of them would otherwise beneficially own as determined pursuant to Section 13(d) of the Exchange Act.

(5) The number of shares offered by this prospectus includes the number of shares issuable upon the conversion of the principal outstanding under the notes as of March 31, 2001 and the interest accrued thereon calculated through July 25, 2002.

    Pursuant to Rule 416 of the Securities Act, the registration statement is also deemed to cover additional shares of common stock which may be issued upon the conversion of the notes and the exercise of the warrants as a result of stock splits, stock dividends and anti-dilution provisions.

                              PLAN OF DISTRIBUTION

     This prospectus covers 11,300,497 shares of our common stock. All of the shares offered are being sold by the selling stockholders. We will not realize any proceeds from the sale of the shares by the selling stockholders. Each of CVI and Castle Creek purchased its shares in the ordinary course of business. At the time of issuance of the warrants, neither CVI nor Castle Creek had any agreements or understandings, directly or indirectly, with any person to distribute the securities underlying the warrants. Molex makes equity investments, from time to time, in its suppliers, including Lumenon, as part of its strategic plans.

     The shares may be sold or distributed from time to time by the selling stockholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at the market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The shares may be sold in one or more of the following methods:

     - ordinary brokers' transactions, which may include long sales or short sales effected after the effective date of the registration statement of which this prospectus is a part;

     - transactions involving cross or block trades or otherwise on The Nasdaq National Market;

     - purchases by brokers, dealers or underwriters as principal and resale by the purchasers for their own accounts pursuant to this prospectus;

     - "at the market" to or through market makers or into an existing market for the shares;

     - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

     - through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise); or

     - any combination of the foregoing, or by any other legally available means.

     The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by these broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. In addition, from time to time, a selling stockholder may pledge its shares to broker-dealers or other financial institutions. Upon a default by a selling stockholder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of discounts, commissions or concessions from the selling stockholders and/or purchasers of the shares for whom they may act as agent, or to whom they may sell as principal, or both. The selling stockholders and any broker-dealers who act in connection with the sale of shares of our common stock offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of this compensation. We know of no existing arrangements between any selling stockholder, any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Moreover, a selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities, including liabilities arising under the Securities Act.

     Furthermore, in the event of a "distribution" of shares by a selling stockholder, the selling stockholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Securities Exchange Act which would generally prohibit these persons from bidding for or purchasing any security that is the subject of the distribution until his or her participation in that distribution is completed. In addition, Regulation M generally prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.

     We will pay substantially all of the expenses incident to the registration, offering and sale of the shares to the public other than the commissions or discounts of brokers, dealers, underwriters or agents. We have also agreed to indemnify the selling stockholders and related persons against liabilities under the Securities Act.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in certain jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and the selling stockholders.

     The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of these shares may have an adverse effect on the market price of the common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any time and it is possible that a significant number of shares could be sold at the same time which may also have an adverse effect on the market price of the common stock.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of common stock offered by this prospectus is being passed upon for us by Hale and Dorr LLP, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements of Lumenon in Lumenon's Annual Report on Form 10-K for the year ended June 30, 2000, the six month period ended June 30, 1999 and for the periods from inception (March 8, 1998) to December 31, 1998 and to June 30, 2000, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, to which we sometimes refer as the SEC. You may read and copy any document we file at the SEC's public reference room at the following location:

                           Main Public Reference Room
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

     You may obtain information on the operation of the SEC's public reference rooms by calling the SEC at (800) SEC-0330.

     We are required to file these documents with the SEC electronically. You can access the electronic versions of these filings on the Internet at the SEC's web site, located at http://www.sec.gov.

     We have included this prospectus in our registration statement that we filed with the SEC. The registration statement provides additional information that we are not required to include in the prospectus. You can receive a copy of the entire registration statement as described above. Although this prospectus describes the material terms of certain contracts, agreements and other documents filed as exhibits to the registration statement, you should read the exhibits for a more complete description of the document or matter involved.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC requires us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus.

     (1) Our Annual Report on Form 10-K for the year ended June 30, 2000;

     (2) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

     (3) Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2000;


     (4) Our Current Reports on Form 8-K dated July 25, 2000, April 27, 2001 and May 8, 2001;


     (5) The description of our capital stock set forth in our Registration Statement on Form 10 dated February 23, 2000; and

     (6) All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement.

     You may request a copy of these documents which will be provided to you at no cost, by writing or telephoning us using the following contact information:

                 Lumenon Innovative Lightwave Technology, Inc.
                           8851 Trans-Canada Highway
                        St. Laurent, (QC) Canada H4S 1Z6
                          Attention: Vincent Belanger
                           Telephone: (514) 331-3738

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing fee...............    US$ 5,965.00
Accountants' fees and expenses..............................       13,000.00
Legal fees and expenses.....................................       20,000.00
Printing fees...............................................       15,000.00
Miscellaneous...............................................        1,035.00
                                                                ------------
          Total.............................................    US$55,000.00

     The foregoing costs and expenses will be paid by Lumenon. Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

ITEM 15.

     As permitted by law, our certificate of incorporation limits the personal liability of a director for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for:

     - any breach of the director's duty of loyalty to us or our stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - unlawful payment of dividends or stock purchases or redemptions; or

     - any transaction from which the director derived an improper personal benefit.

     Our certificate of incorporation and by-laws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director, officer, employee or an agent of Lumenon or is or was serving at our request as a director, officer, employee or agent of another entity, against all outlays incurred by him in connection with these proceedings.

     We propose to enter into indemnity agreements with our directors and executive officers. The indemnity agreements will provide that we shall indemnify them from and against liabilities and outlays in connection with any threatened, pending or completed proceeding in which they are a party (other than a proceeding by or in the right of Lumenon to procure a judgment in its favor), unless it is determined that they did not act in good faith and for a purpose which they reasonably believed to be in the best interests of Lumenon and, in the case of a criminal proceeding or action, that they had reasonable cause to believe that their conduct was unlawful. The indemnity agreements will also provide that we shall indemnify them if they are a party to or threatened to be made a party to any proceeding by or in the right of Lumenon to procure a judgment in its favor, unless it is determined that they did not act in good faith and for a purpose that they reasonably believed to be in, or, in the case of service to an entity related to Lumenon, not opposed to, the best interests of Lumenon, except that no indemnification for those losses shall be made in respect of (a) any claim, issue or matter as to which they shall have been adjudged to be liable to us or (b) any threatened or pending action to which they are a party or are threatened to be made a party that is settled or otherwise disposed of, unless and only to the extent that any court in which this action or proceeding was brought determines upon application that they are fairly and reasonably entitled to indemnity for these expenses. This indemnification will be in addition to any other rights to which these officers or directors may be entitled under any law, charter provision, by-law, agreement, vote of shareholders or otherwise.

     We maintain a CDN$5,000,000 directors and officers liability insurance policy.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits


   *4.1 Specimen Certificate for Shares of Common Stock
        (incorporated by reference to Exhibit 4.1 to our
        Registration Statement on Form 10).
   *4.2 Lumenon Innovative Lightwave Technology, Inc. Stock Option
        Incentive Plan (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form 10).
   *4.3 Form of Lumenon Innovative Lightwave Technology, Inc.
        Warrant to Acquire Shares of Common Voting Stock
        (incorporated by reference to Exhibit 4.3 to our
        Registration Statement on Form 10).
   *4.4 Form of Convertible Note dated, July 25, 2000 (incorporated by reference to Exhibit 4.1 to our Current Report on Form
        8-K, filed July 28, 2000).
   *4.5 Form of Stock Purchase Warrant, dated July 25, 2000
        (incorporated by reference to Exhibit 4.2 to our Current
        Report on Form 8-K, filed July 28, 2000).
   *5   Opinion of Hale and Dorr LLP.
  *10.1 Agreement among Molex, Lumenon and Certain Stockholders of
        Lumenon dated April 5, 2001 by and among Molex Incorporated,
        Molex Fiber Optics, Inc., Lumenon Innovative Lightwave
        Technology, Inc., Lilt Canada Inc., Andrewma Holding Inc.,
        Najafi Holding Inc., Mark Andrews and Iraj Najafi
        (incorporated by reference to Exhibit 99.3 to our Current
        Report on Form 8-K, filed April 27, 2001).
  *23.1 Consent of KPMG LLP.
  *23.2 Consent of Hale and Dorr LLP (included on Exhibit 5 to this
        Registration Statement).
  *24   Power of Attorney (included on signature page to this
        Registration Statement).


---------------
*  Previously filed.


ITEM 17.  UNDERTAKINGS


(a) The undersigned Registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Canada, on the 10th day of May, 2001.


                                          LUMENON INNOVATIVE LIGHTWAVE
                                          TECHNOLOGY, INC.


                                          By:      /s/ GARY MOSKOVITZ

                                            ------------------------------------

                                                      Gary Moskovitz,

                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark P. Andrews and Vincent Belanger his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statement filed pursuant to Rule 462(b) of the Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


                       NAME                                         TITLE                     DATE
                       ----                                         -----                     ----
                /s/ GARY MOSKOVITZ                   President and Chief Executive        May 10, 2001
---------------------------------------------------    Officer (Principal Executive
                  Gary Moskovitz                       Officer)

                         *                           Vice President, Chief Technology     May 10, 2001
---------------------------------------------------    Officer, Secretary and Director
                  Mark P. Andrews

                         *                           Chairman of the Board                May 10, 2001
---------------------------------------------------
                  Gilles Marcotte

                         *                           Director                             May 10, 2001
---------------------------------------------------
                 Denis M. Beaudry

                         *                           Director                             May 10, 2001
---------------------------------------------------
                Pierre-Paul Allard

                         *                           Vice President Finance, Chief        May 10, 2001
---------------------------------------------------    Financial Officer and Treasurer
                 Vincent Belanger                      (Principal Financial and
                                                       Accounting Officer)

                       NAME                                         TITLE                     DATE
                       ----                                         -----                     ----

                         *                           Director                             May 10, 2001
---------------------------------------------------
                    Guy Brunet

                         *                           Director                             May 10, 2001
---------------------------------------------------
                 Pierre-Andre Roy



*By:    /s/ VINCENT BELANGER


     ------------------------------


            Vincent Belanger


            Attorney-in-fact

                                 EXHIBIT INDEX


   *4.1 Specimen Certificate for Shares of Common Stock
        (incorporated by reference to Exhibit 4.1 to our
        Registration Statement on Form 10).
   *4.2 Lumenon Innovative Lightwave Technology, Inc. Stock Option
        Incentive Plan (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form 10).
   *4.3 Form of Lumenon Innovative Lightwave Technology, Inc.
        Warrant to Acquire Shares of Common Voting Stock
        (incorporated by reference to Exhibit 4.3 to our
        Registration Statement on Form 10).
   *4.4 Form of Convertible Note dated, July 25, 2000 (incorporated by reference to Exhibit 4.1 to our Current Report on Form
        8-K, filed July 28, 2000).
   *4.5 Form of Stock Purchase Warrant, dated July 25, 2000
        (incorporated by reference to Exhibit 4.2 to our Current
        Report on Form 8-K, filed July 28, 2000).
   *5   Opinion of Hale and Dorr LLP.
  *10.1 Agreement among Molex, Lumenon and Certain Stockholders of
        Lumenon dated April 5, 2001 by and among Molex Incorporated,
        Molex Fiber Optics, Inc., Lumenon Innovative Lightwave
        Technology, Inc., Lilt Canada Inc., Andrewma Holding Inc.,
        Najafi Holding Inc., Mark Andrews and Iraj Najafi
        (incorporated by reference to Exhibit 99.3 to our Current
        Report on Form 8-K, filed April 27, 2001).
  *23.1 Consent of KPMG LLP.
  *23.2 Consent of Hale and Dorr LLP (included on Exhibit 5 to this
        Registration Statement).
  *24   Power of Attorney (included on signature page to this
        Registration Statement).


---------------
 * Previously filed.